UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Comcast Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ONE COMCAST CENTER PHILADELPHIA, PA 19103	Your Vote Counts! COMCAST CORPORATION 2025 Annual Meeting Vote by June 17, 2025 11:59 PM ET

V63646-P27453

You invested in COMCAST CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 18, 2025.

Get informed before you vote

View the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 1, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Vote Virtually at the Meeting* June 18, 2025 9:00 a.m. Eastern Time
Virtually at: comcast.onlineshareholdermeeting.com

*	Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items				Board Recommends
1.	Election of Directors
Nominees:
	01 - Kenneth J. Bacon	05 - Edward D. Breen	09 - David C. Novak	For
	02 - Thomas J. Baltimore, Jr.	06 - Jeffrey A. Honickman	10 - Brian L. Roberts
	03 - Madeline S. Bell	07 - Wonya Y. Lucas
	04 - Louise F. Brady	08 - Asuka Nakahara
2.	Ratify appointment of our independent auditors			For
3.	Increase share authorization under Comcast-NBCUniversal 2011 Employee Stock Purchase Plan			For
4.	Advisory vote on executive compensation			For
5.	Shareholder proposal to consider “CEO pay ratio factor” in executive compensation			Against
6.	Shareholder proposal to adopt policy for an independent chair			Against
Please refer to page 1 of this notice to view the voting instructions.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

V63647-P27453